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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 23, 2003

PAUL MUELLER COMPANY (exact name of registrant as specified in its charter)

MISSOURI (state or other jurisdiction of incorporation or organization)	0-4791 (Commission File Number)	44-0520907 (I.R.S. employer identification no.)

1600 WEST PHELPS STREET -- P.O. BOX 828 SPRINGFIELD, MISSOURI (address of principal executive offices)	65801-0828 (zip code)

Registrant's telephone number, including area code: (417) 831-3000

NOT APPLICABLE (former name, former address and former fiscal year, if changed since last report)

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ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.
	(c)	Exhibits
		Exhibit No.		Page. No.
		99.1	Press Release dated April 21, 2003, announcing quarterly financial results for the quarter ended March 31, 2003.	3
ITEM 9.	Regulation FD Disclosure.

On April 21, 2003, Paul Mueller Company issued a Press Release announcing its financial results for the first quarter ended March 31, 2003. A copy of this Press Release is being furnished as Exhibit 99.1 of this Form 8-K. The information contained in this Form 8-K is being furnished pursuant to Item 12 under Item 9 of Form 8-K as directed by the Securities and Exchange Commission in Release No. 34-47583.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
PAUL MUELLER COMPANY
DATE: April 23, 2003	/S/ DONALD E. GOLIK Donald E. Golik, Senior Vice President and Chief Financial Officer

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EXHIBIT 99.1

IMMEDIATE RELEASE	TRADED: The Nasdaq Stock Market (MUEL)
MONDAY, APRIL 21, 2003	FOR FURTHER INFORMATION CONTACT: Donald E. Golik Springfield, Missouri (417) 831-3000

SPRINGFIELD, MISSOURI -- PAUL MUELLER COMPANY TODAY RELEASED ITS FIRST QUARTER REPORT FOR THE PERIOD ENDED MARCH 31, 2003, AS FOLLOWS:

Paul Mueller Company and Subsidiaries

THREE-MONTH REPORT

(Unaudited)

CONSOLIDATED SUMMARIES OF OPERATIONS
	Three Months Ended March 31		Twelve Months Ended March 31
	2003	2002	2003	2002
Net Sales Income (Loss) from Operations before Taxes Tax Provision (Benefit) Net Income (Loss) Earnings (Loss) per Common Share -- Basic Diluted	$ 27,579,000 $ 1,157,000 439,000 $ 718,000 $ 0.61 $ 0.61	$ 18,597,000 $ (1,735,000) (622,000) $ (1,113,000) $(0.95) $(0.95)	$123,131,000 $ 5,748,000 2,028,000 $ 3,720,000 $ 3.19 $ 3.17	$ 96,795,000 $ (1,778,000) (755,000) $ (1,023,000) $(0.87) $(0.87)

NOTE: 1)	The effective tax rates for the periods presented vary from the statutory tax rate (34%) due to tax credits and items that are treated differently for book and tax purposes.

FINANCIAL HIGHLIGHTS
	March 31 2003	December 31 2002
Total Assets Working Capital Current Ratio Net Worth Book Value per Share Backlog	$69,783,000 $11,387,000 1.38 : 1 $29,031,000 $ 24.50 $58,695,000	$68,337,000 $11,392,000 1.40 : 1 $29,017,000 $ 24.49 $54,023,000

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